Exhibit 10.3

FORM OF SUBSCRIPTION AGREEMENT

This SUBSCRIPTION AGREEMENT (this “Subscription Agreement”) is entered into on [●], 2021, by and among Spartacus Acquisition Corporation, a Delaware corporation (the “Issuer”), the subscriber party set forth on the signature page hereto (“Subscriber”), and Spartacus Acquisition Shelf Corp., a Delaware corporation (“Holdings”).

WHEREAS, the Issuer is concurrently with the execution and delivery hereof entering into an Agreement and Plan of Merger (as amended or modified, the “Merger Agreement”), by and among Issuer, NextNav Holdings LLC, a Delaware limited liability company (the “Company”), Holdings, and the other merger parties to be named therein (collectively, the “Transaction Parties”), whereby the parties intend to effect a business combination whereby each of the Issuer and the Company would become wholly-owned subsidiaries of Holdings, and the stockholders or the Issuer and the equityholders of the Company would receive shares of Holdings’ common stock, par value $0.0001 per share (“Holdings Shares”), on the terms and subject to the conditions set forth therein (collectively, the “Transactions”);

WHEREAS, to finance a portion of the Transactions, Subscriber desires to subscribe for and purchase from the Issuer that number of shares of the Issuer’s Class A common stock, par value $0.0001 per share (the “Class A Shares”), as set forth on the signature page hereto (the “Acquired Shares”) for a purchase price of $10.00 per share and an aggregate purchase price set forth on the signature page hereto (the “Purchase Price”), and the Issuer desires to issue and sell to Subscriber the Acquired Shares in consideration of the payment of the Purchase Price by or on behalf of Subscriber to the Issuer on or prior to the Closing (as defined below);

WHEREAS, in connection with the Transactions, each Acquired Share that is issued and outstanding immediately prior to the Effective Time shall be converted into, and the holder of such Acquired Share shall be entitled to receive, one Holdings Share for such Acquired Share;

WHEREAS, to finance a portion of the Transactions, certain other “qualified institutional buyers” (as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”)) or institutional “accredited investors” (as such term is defined in Rule 501 under the Securities Act), have (severally and not jointly) entered into separate subscription agreements with the Issuer (the “Other Subscription Agreements”), pursuant to which such investors have agreed to purchase Class A Shares on or prior to the Closing Date at the Purchase Price; and

WHEREAS, the aggregate amount of Class A Shares to be sold by Issuer pursuant to this Subscription Agreement and the Other Subscription Agreements equals 20,500,000 Class A Shares.

Capitalized terms used herein without definition shall have the meanings ascribed thereto in the Merger Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1. Subscription. Subject to the terms and conditions hereof, Subscriber hereby agrees to subscribe for and purchase, and the Issuer hereby agrees to issue and sell to Subscriber, upon the payment of the Purchase Price, the Acquired Shares (such subscription and issuance, the “Subscription”).

2. Closing.

a. The closing of the Subscription contemplated hereby (the “Closing”) is contingent upon the substantially concurrent consummation of the Transactions and shall occur immediately prior thereto. Not less than five (5) business days prior to the scheduled closing date of the Transactions (the “Closing Date”), the Issuer shall provide written notice to Subscriber (the “Closing Notice”) of such Closing Date. Subscriber shall deliver to the Issuer no later than one (1) Business Day before the Closing Date (as specified in the Closing Notice or otherwise agreed to by the Issuer and Subscriber) the Purchase Price for the Acquired Shares by wire transfer of U.S. dollars in immediately available funds (i) to the account specified by the Issuer in the Closing Notice, to be held in escrow by the Issuer. On the Closing Date, the Issuer shall deliver to Subscriber (i) the Acquired Shares in book entry (or if requested by Subscriber in writing at a reasonable time in advance of the Closing, certificated) form, free and clear of any liens or other restrictions whatsoever (other than those set forth in this Subscription Agreement, arising under any written agreement of which Subscriber is a party or arising under state or federal securities laws), in the name of Subscriber (or its nominee in accordance with its delivery instructions) or to a custodian designated by Subscriber, as applicable, and (ii) a copy of the records of the Issuer’s transfer agent (the “Transfer Agent”) showing Subscriber as the owner of the Acquired Shares on and as of the Closing Date (the “Subscriber’s Deliveries”). In the event the closing of the Transactions does not occur within five (5) business days of the Closing Date specified in the Closing Notice, unless otherwise instructed by the Issuer and Subscriber, the Issuer shall promptly (but not later than two (2) business days thereafter) return the Purchase Price to Subscriber by wire transfer of U.S. dollars in immediately available funds to the account specified by Subscriber, and any book entries or share certificates shall be deemed cancelled and any share certificates shall be promptly (but not later than one (1) business day thereafter) returned to the Issuer. Notwithstanding such return, (i) a failure to close on the expected Closing Date shall not, by itself, be deemed to be a failure of any of the conditions to Closing set forth in this Section 2 to be satisfied or waived on or prior to the Closing Date, and (ii) Subscriber shall remain obligated (A) to redeliver funds to the Issuer following the Issuer’s delivery to Subscriber of a new Closing Notice and (B) to consummate the Closing upon satisfaction of the conditions set forth in this Section 2.

b. The Closing shall be subject to the conditions that, on the Closing Date:

(i) solely with respect to Subscriber, the representations and warranties made by the Issuer and Holdings (other than the representations and warranties set forth in Section 3(b), Section 3(c), Section 3(h), Section 4(b) and Section 4(c)) in this Subscription Agreement shall be true and correct in all material respects as of the Closing Date (other than those representations and warranties expressly made as of an earlier date, which shall be true and correct in all material respects as of such date, and other than those representations and warranties that are qualified as to materiality, Material Adverse Effect or Holdings Material Adverse Effect, which shall be true and correct in all respects as of the Closing Date), and the representations and warranties made by the Issuer and Holdings set forth in Section 3(b), Section 3(c), Section 3(h), Section 4(b) and Section 4(c) shall be true and correct in all respects as of the Closing Date (other than those representations and warranties expressly made as of an earlier date, which shall be true and correct in all respects as of such date), in each case without giving effect to the consummation of the Transactions;

(ii) solely with respect to the Issuer, the representations and warranties made by Subscriber in this Subscription Agreement shall be true and correct in all material respects as of the Closing Date (other than those representations and warranties expressly made as of an earlier date, which shall be true and correct in all material respects as of such date, and other than those representations and warranties that are qualified as to materiality or Material Adverse Effect, which shall be true and correct in all respects as of the Closing Date), in each case without giving effect to the consummation of the Transactions;

(iii) solely with respect to Subscriber, the Issuer shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by it at or prior to the Closing, except where the failure of such performance or compliance would not or would not reasonably be expected to prevent, materially delay, or materially impair the ability of the Issuer to consummate the Closing;

(iv)   no governmental authority having jurisdiction shall have enacted, issued, promulgated, enforced or entered any material judgment, order, law, rule or regulation (whether temporary, preliminary or permanent) which is then in effect and has the effect of restraining, enjoining or otherwise prohibiting or making illegal the consummation of the transactions contemplated by this Subscription Agreement;

(v) the Acquired Shares shall have been approved for listing on the Nasdaq Capital Market (“Nasdaq”), subject to official notice of issuance;

(vi)   solely with respect to Subscriber, no amendment or modification of the Merger Agreement shall have occurred that would reasonably be expected to materially and adversely affect the economic benefits that Subscriber would reasonably be expected to receive under this Subscription Agreement; and

(vii) all conditions precedent to the closing of the Transactions set forth in the Merger Agreement shall have been satisfied or waived by the party entitled to the benefit thereof under the Merger Agreement (other than those conditions that may only be satisfied at the closing of the Transactions, but subject to satisfaction or waiver by such party of such conditions as of the closing of the Transactions).

c. At the Closing, the parties hereto shall execute and deliver such additional documents and take such additional actions as the parties reasonably may deem necessary in order to consummate the Subscription as contemplated by this Subscription Agreement and Holdings shall assume the Issuer’s obligations hereunder.

3. Issuer Representations and Warranties. The Issuer represents and warrants that:

a. The Issuer has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Subscription Agreement.

b. The Acquired Shares have been duly authorized and, when issued and delivered to Subscriber against full payment for the Acquired Shares in accordance with the terms of this Subscription Agreement and registered with the Transfer Agent, the Acquired Shares will be validly issued, fully paid and non-assessable and will not have been issued in violation of or subject to any preemptive or similar rights created under the Issuer’s certificate of incorporation and bylaws or under the laws of the State of Delaware.

c. This Subscription Agreement, the Merger Agreement and the Other Subscription Agreements (collectively, the “Transaction Documents”) have been duly authorized, executed and delivered by the Issuer and, assuming that the Transaction Documents constitute the valid and binding agreement of the other parties thereto, are valid and binding obligations of the Issuer, and are enforceable against it in accordance with their terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

d. The execution, delivery and performance of this Subscription Agreement and the other Transaction Documents, including the issuance and sale of the Acquired Shares and the consummation of the other transactions contemplated hereby and thereby, will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Issuer pursuant to the terms of: (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Issuer is a party or by which the Issuer is bound or to which any of the property or assets of the Issuer is subject; (ii) the organizational documents of the Issuer; or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency, taxing authority or regulatory body, domestic or foreign, having jurisdiction over the Issuer or any of its properties that, in the case of clauses (i) and (iii), would reasonably be expected to have a material adverse effect on the business, properties, assets, liabilities, operations, condition (including financial condition), stockholders’ equity or results of operations of the Issuer or materially and adversely affect the validity of the Acquired Shares or the legal authority or ability of the Issuer to perform in any material respects its obligations hereunder (a “Material Adverse Effect”).

e. There are no securities or instruments issued by or to which the Issuer is a party containing anti-dilution or similar provisions that will be triggered by the issuance of (i) the Acquired Shares or (ii) the shares to be issued pursuant to any Other Subscription Agreement, that have not been or will not be validly waived on or prior to the Closing Date, including such provisions in the Issuer’s Class B common stock, par value $0.0001 per share (the “Class B Shares”), pursuant to the terms of the Issuer’s certificate of incorporation.

f. The Issuer is not in default or violation (and no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation) of any term, condition or provision of (i) the organizational documents of the Issuer, (ii) any loan or credit agreement, guarantee, note, bond, mortgage, indenture, lease or other agreement, permit, franchise or license to which, as of the date of this Subscription Agreement, the Issuer is a party or by which the Issuer’s properties or assets are bound or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency, taxing authority or regulatory body, domestic or foreign, having jurisdiction over the Issuer or any of its properties, except, in the case of clauses (ii) and (iii), for defaults or violations that have not had and would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect.

g. The Issuer is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the execution, delivery and performance by the Issuer of this Subscription Agreement (including, without limitation, the issuance of the Acquired Shares), other than: (i) the filing with the Securities and Exchange Commission (the “Commission”) of the Registration Statement (as defined below); (ii) filings required by applicable state securities laws; (iii) the filing of a Notice of Exempt Offering of Securities on Form D with the Commission under Regulation D of the Securities Act; (iv) the filings required in accordance with Section 10(r) of this Subscription Agreement; (v) those required by Nasdaq, including with respect to obtaining approval of the Issuer’s stockholders; and (vi) any filing, the failure of which to obtain would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect.

h. As of the date of this Subscription Agreement and as of immediately prior to the Closing Date, the authorized capital stock of the Issuer consists of (i) 1,000,000 shares of preferred stock, par value $0.0001 per share (“Preferred Stock”) and (ii) 220,000,000 shares of common stock, par value $0.0001 per share (the “Common Stock”), including (1) 200,000,000 Class A Shares and (2) 20,000,000 Class B Shares. As of the date of this Subscription Agreement, (i) no shares of Preferred Stock are issued and outstanding, (ii) 20,000,000 Class A Shares are issued and outstanding, (iii) 5,000,000 Class B Shares are issued and outstanding and (iv) 10,000,000 redeemable warrants to purchase Class A Shares and 8,750,000 private placement warrants to purchase Class A Shares are outstanding. All (i) issued and outstanding Class A Shares and Class B Shares have been duly authorized and validly issued, are fully paid and are non-assessable and are not subject to preemptive rights and (ii) outstanding warrants have been duly authorized and validly issued, are fully paid and are not subject to preemptive rights. Except as set forth above and pursuant to the Other Subscription Agreements and the Merger Agreement, there are no outstanding options, warrants or other rights to subscribe for, purchase or acquire from the Issuer any shares of Common Stock or other equity interests in the Issuer, or securities convertible into or exchangeable or exercisable for such equity interests. As of the date hereof, the Issuer has no subsidiaries and does not own, directly or indirectly, interests or investments (whether equity or debt) in any person, whether incorporated or unincorporated. There are no stockholder agreements, voting trusts or other agreements or understandings to which the Issuer is a party or by which it is bound relating to the voting of any securities of the Issuer, other than (A) as set forth in the SEC Documents and (B) as contemplated by the Merger Agreement. Except as disclosed in the SEC Documents, as of March 31, 2021, the Issuer has no outstanding indebtedness.

i. The Issuer has not received any written communication from a governmental entity that alleges that the Issuer is not in compliance with or is in default or violation of any applicable law, except where such non-compliance, default or violation would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect.

j. The issued and outstanding Class A Shares are registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are listed for trading on Nasdaq under the symbol “TMTS.” There is no suit, action, proceeding or investigation pending or, to the knowledge of the Issuer, threatened against the Issuer by Nasdaq or the Commission with respect to any intention by such entity to deregister the Class A Shares or prohibit or terminate the listing of the Class A Shares on Nasdaq, excluding, for the purposes of clarity, the customary ongoing review by Nasdaq of the Issuer’s continued listing application in connection with the Transactions. The Issuer has taken no action that is designed to terminate the registration of the Class A Shares under the Exchange Act or the listing of the Class A Shares on Nasdaq.

k. Assuming the accuracy of Subscriber’s representations and warranties set forth in Section 4 of this Subscription Agreement, no registration under the Securities Act is required for the offer and sale of the Acquired Shares by the Issuer to Subscriber in the manner contemplated by this Subscription Agreement.

l. Neither the Issuer nor any person acting on its behalf has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) in connection with any offer or sale of the Acquired Shares.

m. The Issuer has not entered into any Other Subscription Agreement (or side letter or similar agreement in respect thereof) on terms (economic or otherwise) more favorable to such subscriber or investor than as set forth in this Subscription Agreement, nor will any Other Subscription Agreement be entered into or amended after the date hereof to provide for terms with respect to the purchase of the Class A Shares that are more favorable to any other subscriber thereunder than the terms of this Subscription Agreement, unless such amended terms are also offered to the Subscriber.

n. The Issuer’s public reports filed with the Commission, and all subsequent reports (collectively, the “Exchange Act Reports”) that have been filed with the Commission or sent to stockholders, pursuant to Section 13 of the Exchange Act, did not when filed, and taken as a whole and as amended to the date hereof, do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading and such Exchange Act Reports complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder. The Issuer has timely filed each report, statement, schedule, prospectus, and registration statement that the Issuer was required to file with the Commission since its inception. There are no material outstanding or unresolved comments in comment letters from the Commission Staff with respect to any of the Issuer’s filings with the Commission (the “SEC Documents”). In addition, the Issuer has made available to Subscriber (including via the Commission’s EDGAR system) a copy of the Exchange Act Reports since its initial registration of the Class A Shares with the Commission. Each of the financial statements (including, in each case, any notes thereto) contained in the SEC Documents was prepared in accordance with U.S. generally accepted accounting principles applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by the Commission’s Form 10-Q) and each fairly presents, in all material respects, the financial position, results of operations and cash flows of the Issuer as at the respective dates thereof and for the respective periods indicated therein. Notwithstanding anything to the contrary, the Issuer makes no representation or warranty as to (i) the accounting treatment of the Issuer’s issued and outstanding warrants, (ii) any deficiencies in disclosure (including with respect to accounting and disclosure controls) arising from the treatment of such warrants as equity rather than liabilities in the Issuer’s financial statements, or (iii) the impact of such accounting treatment on any of the other representations and warranties contained in this Section 3.

o. Except for such matters as have not had and would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect, there is no (i) investigation, action, suit, claim or other proceeding, in each case by or before any governmental authority pending, or, to the knowledge of the Issuer, threatened against the Issuer or (ii) judgment, decree, injunction, ruling or order of any governmental entity outstanding against the Issuer.

p. Except for placement fees payable to the Placement Agents (as defined herein), the Issuer has not paid, and is not obligated to pay, any brokerage, finder’s or other fee or commission in connection with its issuance and sale of the Acquired Shares, including, for the avoidance of doubt, any fee or commission payable to any stockholder or affiliate of the Issuer.

q. Except as provided in this Subscription Agreement and the Other Subscription Agreements, none of the Issuer, its subsidiaries or any of their affiliates, nor any person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the issuance of any of the Acquired Shares under the Securities Act, whether through integration with prior offerings pursuant to Rule 502(a) of the Securities Act or otherwise.

r. Neither the Issuer nor any of its subsidiaries has taken any steps to seek protection pursuant to any law or statute relating to bankruptcy, insolvency, reorganization, receivership, liquidation, administration or winding up or failed to pay its debts when due, nor does the Issuer or any subsidiary have any knowledge or reason to believe that any of their respective creditors intend to initiate involuntary bankruptcy proceedings or seek to commence an administration.

s. Except for discussions specifically regarding the offer and sale of the Acquired Shares, the Issuer confirms that neither it nor any other person acting on its behalf has provided Subscriber or its agents or counsel with any information that constitutes or could reasonably be expected to constitute material, non-public information concerning the Issuer or any of its subsidiaries, other than with respect to the Transactions and the transactions contemplated by this Subscription Agreement. The Issuer understands and confirms that Subscriber will rely on the foregoing representations in effecting transactions in securities of the Issuer. Except with respect to the Transactions and the transactions contemplated by this Subscription Agreement and the Other Subscription Agreements, no event or circumstance has occurred which, under applicable law, rule or regulation, requires public disclosure at or before the date hereof or announcement by the Issuer but which has not been so publicly disclosed.

t. The Issuer acknowledges and agrees that, notwithstanding anything herein to the contrary, including, without limitation, Section 5(e) of this Subscription Agreement, the Acquired Shares may be pledged by Subscriber in connection with a bona fide margin agreement, which shall not be deemed to be a transfer, sale or assignment of the Acquired Shares hereunder, and Subscriber effecting a pledge of Acquired Shares shall not be required to provide the Issuer with any notice thereof or otherwise make any delivery to the Issuer pursuant to this Subscription Agreement; provided that Subscriber and its pledgee shall be required to comply with the provisions of Section 5(e) hereof in order to effect a sale, transfer or assignment of Acquired Shares to such pledgee. The Issuer hereby agrees to execute and deliver such documentation as a pledgee of the Acquired Shares may reasonably request in connection with a pledge of the Acquired Shares to such pledgee by Subscriber.

u. The Issuer represents and warrants that each of the Issuer, the Transaction Parties, any of their respective directors and officers and, to the best of the Issuer’s knowledge, the Company, any of the Company’s directors and officers and any of the Issuer’s, Transaction Party’s and the Company’s employees, representatives, agents and any person acting on its or their behalf is not (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons, the Executive Order 13599 List, the Foreign Sanctions Evaders List, or the Sectoral Sanctions Identification List, each of which is administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”), or any other Executive Order issued by the President of the United States and administered by OFAC (collectively “OFAC Lists”), (ii) owned or controlled by, or acting on behalf of, a person, that is named on an OFAC List, (iii) organized, incorporated, established, located, resident or born in, or a citizen, national, or the government, including any political subdivision, agency, or instrumentality thereof, of, Cuba, Iran, North Korea, Syria, the Crimea region of Ukraine, or any other country or territory embargoed or subject to substantial trade restrictions by the United States or (iv) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515.

v. The Issuer represents and warrants that (i) each of the Issuer, the Transaction Parties, any of their respective directors and officers and, to the best of the Issuer’s knowledge, the Company, any of the Company’s directors and officers and any of the Issuer’s, Transaction Party’s and the Company’s employees, representatives, agents and any person acting on its or their behalf has not engaged in any activity or conduct which would violate any applicable anti-bribery, anti-corruption or anti-money laundering laws, regulations or rules in any applicable jurisdiction (including, without limitation, the U.S. Foreign Corrupt Practices Act of 1977, as amended), (ii) the Issuer and the Transaction Parties and, to the best of the Issuer’s knowledge, the Company has instituted and maintains systems, policies and procedures designed to prevent violation of such laws, regulations and rules and (iii) no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator having jurisdiction over the Issuer, the Transaction Parties or, to the best of the Issuer’s knowledge, the Company with respect to such laws, regulations and rules is pending and, to the best of the Issuer’s knowledge, no such actions, suits or proceedings are threatened or contemplated.

4. Holdings Representations and Warranties. Holdings represents and warrants that:

a. Holdings has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Subscription Agreement.

b. The Holdings Shares have been duly authorized and, when issued and delivered to Subscriber against cancellation of the Holdings Shares in accordance with the terms of the Merger Agreement and registered with the Transfer Agent, the Holdings Shares will be validly issued, fully paid and non-assessable and will not have been issued in violation of or subject to any preemptive or similar rights created under Holdings’ certificate of incorporation and bylaws or under the laws of the State of Delaware.

c. The Transaction Documents have been duly authorized, executed and delivered by Holdings and, assuming that the Transaction Documents constitute the valid and binding agreement of the other parties thereto, are valid and binding obligations of Holdings, and are enforceable against it in accordance with their terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

d. The execution, delivery and performance of this Subscription Agreement and the other Transaction Documents, including the consummation of the transactions contemplated hereby and thereby, will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Holdings pursuant to the terms of: (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which Holdings is a party or by which Holdings is bound or to which any of the property or assets of Holdings is subject; (ii) the organizational documents of Holdings; or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency, taxing authority or regulatory body, domestic or foreign, having jurisdiction over Holdings or any of its properties that, in the case of clauses (i) and (iii), would reasonably be expected to have a material adverse effect on the business, properties, assets, liabilities, operations, condition (including financial condition), stockholders’ equity or results of operations of Holdings or materially and adversely affect the legal authority or ability of Holdings to perform in any material respects its obligations hereunder (a “Holdings Material Adverse Effect”).

5. Subscriber Representations and Warranties. Subscriber represents and warrants that:

a. Subscriber has been duly formed or incorporated and is validly existing in good standing under the laws of its jurisdiction of incorporation or formation, with power and authority to enter into, deliver and perform its obligations under this Subscription Agreement.

b. This Subscription Agreement has been duly authorized, executed and delivered by Subscriber and, assuming that this Subscription Agreement constitutes the valid and binding agreement of the Issuer and Holdings, this Subscription Agreement is the valid and binding obligation of Subscriber, enforceable against Subscriber in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

c. The execution, delivery and performance by Subscriber of this Subscription Agreement, including the consummation of the transactions contemplated hereby, will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Subscriber or any of its subsidiaries pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which Subscriber or any of its subsidiaries is a party or by which Subscriber or any of its subsidiaries is bound or to which any of the property or assets of Subscriber or any of its subsidiaries is subject; (ii) the organizational documents of Subscriber; or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over Subscriber or any of its subsidiaries or any of their respective properties that, in the case of clauses (i) and (iii), would reasonably be expected to have a material adverse effect on the legal authority or ability of Subscriber to perform in any material respects its obligations hereunder.

d. Subscriber (i) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an institutional “accredited investor” (within the meaning of Rule 501(a) under the Securities Act) satisfying the applicable requirements set forth on Schedule A, (ii) is acquiring the Acquired Shares only for its own account and not for the account of others, or if Subscriber is a “qualified institutional buyer” and is subscribing for the Acquired Shares as a fiduciary or agent for one or more investor accounts, each owner of such account is a “qualified institutional buyer” and Subscriber has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account, and (iii) is not acquiring the Acquired Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act (and shall provide the requested information on Schedule A following the signature page hereto). Subscriber is not an entity formed for the specific purpose of acquiring the Acquired Shares, unless such newly formed entity is an entity in which all of the equity owners are “accredited investors” (within the meaning of Rule 501(a) under the Securities Act).

e. Subscriber understands that the Acquired Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Acquired Shares have not been registered under the Securities Act. Subscriber understands that the Acquired Shares may not be resold, transferred, pledged or otherwise disposed of by Subscriber absent an effective registration statement under the Securities Act, except (i) to the Issuer or a subsidiary thereof, (ii) to non-U.S. persons pursuant to offers and sales that occur in an “offshore transaction” within the meaning of Regulation S under the Securities Act, (iii) pursuant to Rule 144 under the Securities Act, provided that all of the applicable conditions thereof (including those set out in Rule 144(i) which are applicable to the Issuer) have been met or (iv) pursuant to another applicable exemption from the registration requirements of the Securities Act, and that any certificates or book-entry records representing the Acquired Shares shall contain a legend to such effect. Subscriber acknowledges that the Acquired Shares will not be eligible for resale pursuant to Rule 144A promulgated under the Securities Act. Subscriber understands and agrees that the Acquired Shares will be subject to transfer restrictions and, as a result of these transfer restrictions, Subscriber may not be able to readily resell the Acquired Shares and may be required to bear the financial risk of an investment in the Acquired Shares for an indefinite period of time. Subscriber understands that it has been advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of the Acquired Shares.

f. Subscriber understands and agrees that Subscriber is purchasing the Acquired Shares directly from the Issuer. Subscriber further acknowledges that there have been no representations, warranties, covenants and agreements made to Subscriber by the Issuer or any of its officers, directors or representatives, expressly or by implication, other than those representations, warranties, covenants and agreements included in this Subscription Agreement.

g. Subscriber represents and warrants that its acquisition and holding of the Acquired Shares will not constitute or result in a non-exempt prohibited transaction under section 406 of the Employee Retirement Income Security Act of 1974, as amended, section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), or any applicable similar law.

h. In making its decision to purchase the Acquired Shares, Subscriber represents that it has relied solely upon independent investigation made by Subscriber and the representations, warranties, covenants and agreements made by Issuer herein. Subscriber acknowledges and agrees that Subscriber has received such information as Subscriber deems necessary in order to make an investment decision with respect to the Acquired Shares, including with respect to the Issuer, the Company and the Transactions. Subscriber represents and agrees that Subscriber and Subscriber’s professional advisor(s), if any, have had the opportunity to ask such questions, receive such answers and obtain such information as Subscriber and such Subscriber’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Acquired Shares. Subscriber acknowledges and agrees that it has not relied on any statements or other information provided by the Placement Agents or any of the affiliates of the Placement Agents with respect to the Transactions, the Issuer, the Company or its decision to purchase the Acquired Shares other than the representations, warranties, covenants and agreements made by Issuer herein. Subscriber further acknowledges that the information provided to Subscriber (other than the information reflected in the representations and warranties made herein) is preliminary and subject to change, and that any changes to such information, including, without limitation, any changes based on updated information, shall in no way affect Subscriber’s obligation to purchase the Acquired Shares hereunder.

i. Subscriber became aware of this offering of the Acquired Shares solely by means of direct contact between Subscriber and the Issuer or by means of contact from B. Riley Securities, Inc. or PJT Partners LP, acting as placement agents for the Issuer (each a “Placement Agent”), and the Acquired Shares were offered to Subscriber solely by direct contact between Subscriber and the Issuer or by contact between Subscriber and the Placement Agent. Subscriber did not become aware of this offering of the Acquired Shares, nor were the Acquired Shares offered to Subscriber, by any other means. Subscriber acknowledges that the Issuer represents and warrants that the Acquired Shares (i) were not offered by any form of general advertising or, to its knowledge, general solicitation, and (ii) to its knowledge are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.

j. Subscriber acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Acquired Shares, including those set forth in the SEC Documents. Subscriber has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Acquired Shares, and Subscriber has sought such accounting, legal and tax advice as Subscriber has considered necessary to make an informed investment decision.

k. Alone, or together with any professional advisor(s), Subscriber represents and acknowledges that Subscriber has adequately analyzed and fully considered the risks of an investment in the Acquired Shares and determined that the Acquired Shares are a suitable investment for Subscriber and that Subscriber is able at this time and in the foreseeable future to bear the economic risk of a total loss of Subscriber’s investment in the Issuer. Subscriber acknowledges specifically that a possibility of total loss exists.

l. Subscriber understands and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Acquired Shares or made any findings or determination as to the fairness of this investment.

m. Subscriber represents and warrants that Subscriber is not (i) a person or entity named on the OFAC List, (ii) owned or controlled by, or acting on behalf of, a person, that is named on an OFAC List, (iii) organized, incorporated, established, located, resident or born in, or a citizen, national, or the government, including any political subdivision, agency, or instrumentality thereof, of, Cuba, Iran, North Korea, Syria, the Crimea region of Ukraine, or any other country or territory embargoed or subject to substantial trade restrictions by the United States, (iv) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (v) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank (collectively, a “Prohibited Investor”). Subscriber agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided that Subscriber is permitted to do so under applicable law. Subscriber represents that if it is a financial institution subject to the Bank Secrecy Act (31 U.S.C. section 5311 et seq.), as amended by the USA PATRIOT Act of 2001, and its implementing regulations (collectively, the “BSA/PATRIOT Act”), that Subscriber maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. Subscriber also represents that, to the extent required, it maintains policies and procedures reasonably designed to ensure compliance with OFAC-administered sanctions programs, including for the screening of its investors against the OFAC Lists. Subscriber further represents and warrants that, to the extent required, it maintains policies and procedures reasonably designed to ensure that the funds held by Subscriber and used to purchase the Acquired Shares were legally derived.

n. If Subscriber is an employee benefit plan that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), a plan, an individual retirement account or other arrangement that is subject to section 4975 of the Code or an employee benefit plan that is a governmental plan (as defined in section 3(32) of ERISA), a church plan (as defined in section 3(33) of ERISA), a non-U.S. plan (as described in section 4(b)(4) of ERISA) or other plan that is not subject to the foregoing but may be subject to provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code, or an entity whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”) subject to the fiduciary or prohibited transaction provisions of ERISA or section 4975 of the Code, Subscriber represents and warrants that: (i) no Transaction Party, nor any of their respective affiliates has acted as the Plan’s fiduciary, or has been relied on for advice, with respect to its decision to acquire and hold the Acquired Shares, and none of the Transaction Parties shall at any time be relied upon as the Plan’s fiduciary with respect to any decision to acquire, continue to hold or transfer the Acquired Shares; and (ii) the decision to invest in the Acquired Shares has been made at the recommendation or direction of an “independent fiduciary” (“Independent Fiduciary”) within the meaning of U.S. Code of Federal Regulations 29 C.F.R. section 2510.3 21(c), as amended from time to time (the “Fiduciary Rule”) who (1) is independent of the Transaction Parties, (2) is capable of evaluating investment risks independently, both in general and with respect to particular transactions and investment strategies (within the meaning of the Fiduciary Rule), (3) is a fiduciary (under ERISA and/or section 4975 of the Code) with respect to Subscriber’s investment in the Acquired Shares and is responsible for exercising independent judgment in evaluating the investment in the Acquired Shares, and (4) is aware of and acknowledges that (A) none of the Transaction Parties is undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the purchaser’s or transferee’s investment in the Acquired Shares, and (B) the Transaction Parties have a financial interest in the purchaser’s investment in the Acquired Shares on account of the fees and other remuneration they expect to receive in connection with transactions contemplated by this Subscription Agreement.

o. Subscriber has, and at the Closing will have, sufficient funds to pay the Purchase Price pursuant to Section 2(a).

p. Subscriber acknowledges that: (i) PJT Partners LP is also acting as financial advisor to the Company with respect to the Merger Agreement and will receive compensation from the Company for such services; (ii) B. Riley Securities, Inc. will receive a fee described in the October 2020 Prospectus; and (iii) an affiliate of B. Riley Securities, Inc. has indirect interests in the Issuer through Spartacus Sponsor LLC as described in the October 2020 Prospectus.

q. Subscriber represents that it (i) is an institutional account as defined in Rule 4512(c) of The Financial Industry Regulatory Authority (“FINRA”), (ii) is a sophisticated investor, experienced in investing in private equity transactions and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities, including its participation in the purchase of the Acquired Shares, and (iii) has exercised independent judgment in evaluating its participation in the purchase of the Acquired Shares. Accordingly, Subscriber understands that the offering meets (i) the exemptions from filing under FINRA Rule 5123(b)(1)(A) and (ii) the institutional customer exemption under FINRA Rule 2111(b).

r. Subscriber acknowledges that: (i) no disclosure or offering document has been prepared by any Placement Agent or any of their respective affiliates in connection with the offer and sale of the Class A Shares; and (ii) neither the Placement Agents, nor any of their respective affiliates, nor any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing have made any independent investigation with respect to the Issuer, Holdings, the Company or their respective affiliates or any of their respective businesses, or the Class A Shares or the accuracy, completeness or adequacy of any information supplied to Subscriber by the Issuer, Holdings, the Company or their respective affiliates.

6. Registration Rights.

a. Holdings agrees that, within fifteen (15) business days after the Closing Date (the “Filing Date”), Holdings will file with the Commission (at Holdings’ sole cost and expense) a registration statement registering the resale of the Holdings Shares (the “Registration Statement”), and Holdings shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of (i) the 60th calendar day (or 90th calendar day if the Commission notifies Holdings that it will “review” the Registration Statement) following the Filing Date and (ii) the 10th business day after the date Holdings is notified (orally or in writing, whichever is earlier) by the Commission that the Registration Statement will not be “reviewed” or will not be subject to further review (such earlier date, the “Effectiveness Date”); provided, however, that if the Commission is closed for operations due to a government shutdown, the Effectiveness Date shall be extended by the same amount of days that the Commission remains closed for operations; provided, further, that Holdings’ obligations to include the Holdings Shares in the Registration Statement are contingent upon Subscriber furnishing in writing to Holdings such information regarding Subscriber, the securities of Holdings held by Subscriber and the intended method of disposition of the Holdings Shares as shall be reasonably requested by Holdings to effect the registration of the Holdings Shares, and Subscriber shall execute such documents in connection with such registration as Holdings may reasonably request that are customary of a selling stockholder in similar situations, including providing that Holdings shall be entitled to postpone and suspend the effectiveness or use of the Registration Statement during any customary blackout or similar period or as permitted hereunder; provided that Subscriber shall not in connection with the foregoing be required to execute any lock-up or similar agreement or otherwise be subject to any contractual restriction on the ability to transfer the Holdings Shares. Any failure by Holdings to file the Registration Statement by the Filing Date or to effect such Registration Statement by the Effectiveness Date shall not otherwise relieve Holdings of its obligations to file or effect the Registration Statement as set forth above in this Section 6. Holdings will provide a draft of the Registration Statement to the undersigned for review at least two (2) business days in advance of filing the Registration Statement. In no event shall the undersigned be identified as a statutory underwriter in the Registration Statement unless requested by the Commission. Notwithstanding the foregoing, if the Commission prevents Holdings from including any or all of the shares proposed to be registered under the Registration Statement due to limitations on the use of Rule 415 of the Securities Act for the resale of the Holdings Shares by the applicable stockholders or otherwise, such Registration Statement shall register for resale such number of Holdings Shares which is equal to the maximum number of Holdings Shares as is permitted by the SEC. In such event, the number of Holdings Shares to be registered for each selling stockholder named in the Registration Statement shall be reduced pro rata among all such selling stockholders. Holdings will use its commercially reasonable efforts to maintain the continuous effectiveness of the Registration Statement until all such securities cease to be Registrable Securities (as defined below) or such shorter period upon which each undersigned party with Registrable Securities included in such Registration Statement have notified Holdings that such Registrable Securities have actually been sold. Holdings will file all reports, and provide all customary and reasonable cooperation, necessary to enable the undersigned to resell Registrable Securities pursuant to the Registration Statement or Rule 144 under the Securities Act (“Rule 144”), as applicable, qualify the Registrable Securities for listing on the applicable stock exchange, update or amend the Registration Statement as necessary to include Registrable Securities and provide customary notice to holders of Registrable Securities. “Registrable Securities” shall mean, as of any date of determination, the Holdings Shares and any other equity security of Holdings issued or issuable with respect to the Holdings Shares by way of share split, dividend, distribution, recapitalization, merger, exchange, replacement or similar event or otherwise. As to any particular Registrable Securities, once issued, such securities shall cease to be Registrable Securities at the earliest of (A) when the undersigned ceases to hold any such Registrable Securities, (B) the date all such Registrable Securities held by the undersigned may be sold without restriction under Rule 144, including without limitation, any volume and manner of sale restrictions which may be applicable to affiliates under Rule 144, other than the requirement for Holdings to be in compliance with the current public information required under Rule 144(c), (C) when they shall have ceased to be outstanding and (D) two years from the date of effectiveness of the Registration Statement.

b. In the case of the registration, qualification, exemption or compliance effected by Holdings pursuant to this Subscription Agreement, Holdings shall, upon reasonable request, inform Subscriber as to the status of such registration, qualification, exemption and compliance. At its expense Holdings shall:

(i) except for such times as Holdings is permitted hereunder to suspend the use of the prospectus forming part of a Registration Statement, use its commercially reasonable efforts to keep such registration, and any qualification, exemption or compliance under state securities laws which Holdings determines to obtain, continuously effective with respect to Subscriber, and to keep the applicable Registration Statement or any subsequent shelf registration statement free of any material misstatements or omissions, until the earliest of the following: (i) Subscriber ceases to hold any such Registrable Securities; (ii) the date all such Registrable Securities held by Subscriber may be sold without restriction under Rule 144, including without limitation, any volume and manner of sale restrictions which may be applicable to affiliates under Rule 144 other than the requirement for Holdings to be in compliance with the current public information required under Rule 144(c); and (iii) two years from the effective date of the Registration Statement. The period of time during which Holdings is required hereunder to keep a Registration Statement effective is referred to herein as the “Registration Period”;

(ii) advise Subscriber within five (5) business days:

(1)	when a Registration Statement or any amendment thereto has been filed with the Commission and when such Registration Statement or any post-effective amendment thereto has become effective;

(2)	of any request by the Commission for amendments or supplements to any Registration Statement or the prospectus included therein or for additional information;

(3)	of the issuance by the Commission of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for such purpose;

(4)	of the receipt by Holdings of any notification with respect to the suspension of the qualification of the Holdings Shares included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

(5)	subject to the provisions in this Subscription Agreement, of the occurrence of any event that requires the making of any changes in any Registration Statement or prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading.

Notwithstanding anything to the contrary set forth herein, Holdings shall not, when so advising Subscriber of such events, provide Subscriber with any material, nonpublic information regarding Holdings other than to the extent that providing notice to Subscriber of the occurrence of the events listed in (1) through (5) above constitutes material, nonpublic information regarding Holdings;

(iii) use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement as soon as reasonably practicable;

(iv) upon the occurrence of any event contemplated above, except for such times as Holdings is permitted hereunder to suspend, and has suspended, the use of a prospectus forming part of a Registration Statement, Holdings shall use its commercially reasonable efforts to as soon as reasonably practicable prepare a post-effective amendment to such Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to purchasers of the Holdings Shares included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(v) use its commercially reasonable efforts to cause all Holdings Shares to be listed on each securities exchange or market, if any, on which the Acquired Shares have been listed; and

(vi) use its commercially reasonable efforts to take all other steps necessary to effect the registration of the Holdings Shares contemplated hereby and to enable Subscriber to sell the Holdings Shares under Rule 144.

c. Notwithstanding anything to the contrary in this Subscription Agreement, Holdings shall be entitled to delay or postpone the effectiveness of the Registration Statement, and from time to time to require Subscriber not to sell under the Registration Statement or to suspend the effectiveness thereof, if the negotiation or consummation of a transaction by Holdings or its subsidiaries is pending or an event has occurred, which negotiation, consummation or event Holdings’ board of directors reasonably believes, upon the advice of legal counsel, would require additional disclosure by Holdings in the Registration Statement of material information that Holdings has a bona fide business purpose for keeping confidential and the non-disclosure of which in the Registration Statement would be expected, in the reasonable determination of Holdings’ board of directors, upon the advice of legal counsel, to cause the Registration Statement to fail to comply with applicable disclosure requirements (each such circumstance, a “Suspension Event”); provided, however, that Holdings may not delay or suspend the Registration Statement on more than two occasions or for more than sixty (60) consecutive calendar days, or more than one hundred and twenty (120) total calendar days, in each case during any twelve-month period. Upon receipt of any written notice from Holdings of the happening of any Suspension Event during the period that the Registration Statement is effective or if as a result of a Suspension Event the Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the prospectus) not misleading, Subscriber agrees that (i) it will immediately discontinue offers and sales of the Holdings Shares under the Registration Statement (excluding, for the avoidance of doubt, sales conducted pursuant to Rule 144) until Subscriber receives copies of a supplemental or amended prospectus (which Holdings agrees to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by Holdings that it may resume such offers and sales, and (ii) it will maintain the confidentiality of any information included in such written notice delivered by Holdings unless otherwise required by law or subpoena. If so directed by Holdings, Subscriber will deliver to Holdings or, in Subscriber’s sole discretion destroy, all copies of the prospectus covering the Holdings Shares in Subscriber’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Holdings Shares shall not apply (i) to the extent Subscriber is required to retain a copy of such prospectus (a) in order to comply with applicable legal, regulatory, self-regulatory or professional requirements or (b) in accordance with a bona fide pre-existing document retention policy, or (ii) to copies stored electronically on archival servers as a result of automatic data back-up.

d. Subscriber may deliver written notice (an “Opt-Out Notice”) to Holdings requesting that Subscriber not receive notices from Holdings otherwise required by this Section 6; provided, however, that Subscriber may later revoke any such Opt-Out Notice in writing. Following receipt of an Opt-Out Notice from Subscriber (unless subsequently revoked), (i) Holdings shall not deliver any such notices to Subscriber and Subscriber shall no longer be entitled to the rights associated with any such notice, and (ii) each time prior to Subscriber’s intended use of an effective Registration Statement, Subscriber will notify Holdings in writing at least two (2) business days in advance of such intended use, and if a notice of a Suspension Event was previously delivered (or would have been delivered but for the provisions of this Section 6(d)) and the related suspension period remains in effect, Holdings will so notify Subscriber, within one (1) business day of Subscriber’s notification to Holdings, by delivering to Subscriber a copy of such previous notice of Suspension Event, and thereafter will provide Subscriber with the related notice of the conclusion of such Suspension Event immediately upon its availability.

e. Indemnification.

(i) Holdings agrees to indemnify and hold harmless, to the extent permitted by law, Subscriber, its directors, officers, employees, agents, each person who controls Subscriber (within the meaning of the Securities Act or the Exchange Act) and each affiliate of Subscriber (within the meaning of Rule 405 under the Securities Act) from and against any and all losses, claims, damages, liabilities and expenses (including, without limitation, reasonable attorneys’ fees and expenses incurred in connection with defending or investigating any such action or claim) caused by any untrue or alleged untrue statement of material fact contained in any Registration Statement, prospectus included in any Registration Statement (“Prospectus”) or preliminary Prospectus or any amendment thereof or supplement thereto or document incorporated by reference therein or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to Holdings by or on behalf of such Subscriber expressly for use therein.

(ii) In connection with any Registration Statement in which Subscriber is participating, Subscriber shall furnish to Holdings in writing such information and affidavits as Holdings reasonably requests for use in connection with any such Registration Statement or Prospectus. Subscriber agrees, severally and not jointly with any other Person that is a party to the Other Subscription Agreements, to indemnify and hold harmless, to the extent permitted by law, Holdings, its directors and officers and agents and each person who controls Holdings (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses (including, without limitation, reasonable attorneys’ fees) resulting from any untrue statement of material fact contained in the Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such Subscriber expressly for use therein; provided, however, that in no event shall the liability of each such Subscriber be greater in amount than the dollar amount of the net proceeds received by such Subscriber from the sale of Holdings Shares pursuant to such Registration Statement giving rise to such indemnification obligation.

(iii) Any person entitled to indemnification herein shall (1) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (2) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent. An indemnifying party who elects not to assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of legal counsel to any indemnified party a conflict of interest exists between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

(iv) The indemnification provided for under this Subscription Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director, employee, agent, affiliate or controlling person of such indemnified party and shall survive the transfer of the Acquired Shares.

(v) If the indemnification provided under this Section 6(e) from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by, such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in Sections 6(e)(i), (ii) and (iii) above, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 6(e)(v) from any person who was not guilty of such fraudulent misrepresentation. Any contribution pursuant to this Section 6(e)(v) by any seller of Acquired Shares shall be limited in amount to the amount of net proceeds received by such seller from the sale of such Acquired Shares pursuant to the Registration Statement.

7. Termination. This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earlier to occur of (a) such date and time as the Merger Agreement is terminated in accordance with its terms, (b) upon the mutual written agreement of each of the parties hereto and the Company to terminate this Subscription Agreement, (c) if, on the Closing Date of the Transactions, any of the conditions to Closing set forth in Section 2 of this Subscription Agreement have not been satisfied as of the time required hereunder to be so satisfied or waived by the party entitled to grant such waiver and, as a result thereof, the transactions contemplated by this Subscription Agreement are not consummated, or (d) written notice by either party to the other party to terminate this Subscription Agreement if the transactions contemplated by this Subscription Agreement are not consummated on or prior to November 19, 2021; provided, that nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from such breach. The Issuer shall promptly notify Subscriber in writing of the termination of the Merger Agreement.

8. Additional Agreements and Waivers of Subscriber.

a. Trust Account Waiver. Subscriber acknowledges that the Issuer is a blank check company with the powers and privileges to effect a merger, asset acquisition, reorganization or similar business combination involving the Issuer and one or more businesses or assets. Subscriber further acknowledges that, as described in the Issuer’s prospectus relating to its initial public offering dated October 15, 2020 (the “October 2020 Prospectus”), available at www.sec.gov, substantially all of the Issuer’s assets consist of the cash proceeds of the Issuer’s initial public offering and private placements of its securities, and substantially all of those proceeds have been deposited in a trust account (the “Trust Account”) for the benefit of its public stockholders and the underwriters of its initial public offering. Except with respect to interest earned on the funds held in the Trust Account that may be released to the Issuer to pay its tax obligations, if any, the cash in the Trust Account may be disbursed only for the purposes set forth in the October 2020 Prospectus. For and in consideration of the Issuer entering into this Subscription Agreement, the receipt and sufficiency of which are hereby acknowledged, Subscriber, on behalf of itself and its affiliates and representatives, hereby irrevocably waives any and all right, title and interest, or any claim of any kind they have or may have in the future as a result of, or arising out of, this Subscription Agreement, in or to any monies held in the Trust Account, and agrees not to seek recourse or make or bring any action, suit, claim or other proceeding against the Trust Account as a result of, or arising out of, this Subscription Agreement, the transactions contemplated hereby or the Acquired Shares, regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability; provided, however, that nothing in this Section 8 shall be deemed to limit any Subscriber’s right, title, interest or claim to the Trust Account by virtue of such Subscriber’s record or beneficial ownership of securities of the Issuer acquired by any means other than pursuant to this Subscription Agreement, including but not limited to any redemption right with respect to any such securities of the Company. Subscriber acknowledges and agrees that it shall not have any redemption rights with respect to the Acquired Shares pursuant to the Issuer’s certificate of incorporation in connection with the Transactions or any other business combination, any subsequent liquidation of the Trust Account or the Issuer or otherwise. In the event Subscriber has any claim against the Issuer as a result of, or arising out of, this Subscription Agreement, the transactions contemplated hereby or the Acquired Shares, it shall pursue such claim solely against the Issuer and its assets outside the Trust Account and not against the Trust Account or any monies or other assets in the Trust Account. This paragraph shall survive any termination of this Subscription Agreement.

b. No Hedging. Subscriber hereby agrees that neither it, nor any person or entity acting on its behalf or pursuant to any understanding with it, shall execute any short sales or engage in other hedging transactions of any kind with respect to the Acquired Shares during the period from the date of this Subscription Agreement through the Closing. Nothing in this Section 8(b) shall prohibit such persons from engaging in hedging transactions with respect to other securities of the Issuer, including Class A Shares acquired in open market purchases, so long as such person does not create any “put equivalent position,” as such term is defined in Rule 16a-1 under the Exchange Act, or short sale positions, with respect to the Acquired Shares, nor shall this Section 8(b) prohibit any other investment portfolios of Subscriber that have no knowledge of this Subscription Agreement or of Subscriber’s participation in this transaction (including Subscriber’s controlled affiliates and/or affiliates) from entering into any short sales or engaging in other hedging transactions.

9. Issuer’s Covenants.

a. Except as contemplated herein, Holdings, its subsidiaries and their respective affiliates shall not, and shall cause any person acting on behalf of any of the foregoing to not, take any action or steps that would require registration of the issuance of any of the Holdings Shares under the Securities Act.

b. With a view to making available to Subscriber the benefits of Rule 144 promulgated under the Securities Act or any other similar rule or regulation of the Commission that may at any time permit Subscriber to sell securities of the Issuer or Holdings, as applicable, to the public without registration, Holdings agrees, until the third anniversary of the Closing Date, to:

(i) make and keep public information available, as those terms are understood and defined in Rule 144;

(ii) file with the Commission in a timely manner all reports and other documents required of Holdings under the Securities Act and the Exchange Act so long as Holdings remains subject to such requirements and the filing of such reports and other documents is required for the applicable provisions of Rule 144; and

(iii) furnish to Subscriber so long as it owns Holdings Shares, promptly upon request, (x) a written statement by Holdings, if true, that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, (y) a copy of the most recent annual or quarterly report of Holdings and such other reports and documents so filed by Holdings and (z) such other information as may be reasonably requested to permit Subscriber to sell such securities pursuant to Rule 144 without registration.

c. Holdings will use the proceeds from the sale of the Holdings Shares and the shares issued and sold pursuant to the Other Subscription Agreement solely to finance the Transactions.

d. The legend described in Section 5(e) shall be removed and Holdings shall issue a certificate without such legend to the holder of the Holdings Shares upon which it is stamped or issue to such holder by electronic delivery at the applicable balance account at The Depository Trust Company (“DTC”), if (i) such Holdings Shares are registered for resale under the Securities Act, (ii) in connection with a sale, assignment or other transfer, such holder provides Holdings with an opinion of counsel, in a form reasonably acceptable to Holdings, to the effect that such sale, assignment or transfer of the Holdings Shares may be made without registration under the applicable requirements of the Securities Act, or (iii) the Holdings Shares can be sold, assigned or transferred pursuant to Rule 144, and in each case, the holder provides Holdings with an undertaking to effect any sales or other transfers in accordance with the Securities Act. Holdings shall be responsible for the fees of its transfer agent and all DTC fees associated with such issuance.

10. Miscellaneous.

a. Each party hereto acknowledges that the other party hereto and others will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Subscription Agreement. Prior to the Closing, each party hereto agrees to promptly notify the other party hereto if any of the acknowledgments, understandings, agreements, representations and warranties set forth herein with respect to it are no longer accurate in all material respects. Subscriber further acknowledges and agrees that each Placement Agent is a third-party beneficiary of the representations and warranties of Subscriber contained in this Subscription Agreement. The Issuer, Holdings and Subscriber acknowledge and agree that (i) the Company is a third-party beneficiary hereof and no consent, waiver, modification or amendment hereunder or hereof may be given of agreed to by the Issuer or Holdings without the Company’s consent, (ii) this Subscription Agreement is being entered into in order to induce each of the Issuer and the Company to execute and deliver the Merger Agreement and without the representations, warranties, covenants and agreements of the Issuer and Subscriber hereunder, each of the Issuer and the Company would not enter into the Merger Agreement, (iii) each representation, warranty, covenant and agreement of the Issuer and Subscriber hereunder is being made also for the benefit of the Company and (d) the Company may directly enforce (including by an action for specific performance, injunctive relief or other equitable relief) each of the covenants and agreements of each of the Issuer and Subscriber under this Subscription Agreement.

b. Each of the Issuer, Holdings and Subscriber is entitled to rely upon this Subscription Agreement and is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby. Each Placement Agent is entitled to rely upon the representations and warranties made by Subscriber in this Subscription Agreement.

c. Neither this Subscription Agreement nor any rights, interests or obligations that may accrue to the parties hereunder (including Subscriber’s rights to purchase the Acquired Shares) may be transferred or assigned without the prior written consent of each of the other parties hereto (other than the Acquired Shares acquired hereunder, if any, and then only in accordance with this Subscription Agreement); provided, however, that this Subscription Agreement and any of Subscriber’s rights and obligations hereunder may be assigned to any affiliates of Subscriber or any fund or account managed by the same investment manager as Subscriber, without the prior consent of the Issuer; provided, further, that such assignee(s) agrees in writing to be bound by the terms hereof. Upon such assignment by a Subscriber, the assignee(s) shall become Subscriber hereunder and have the rights and obligations provided for herein to the extent of such assignment; provided, further, that, no assignment shall relieve the assigning party of any of its obligations hereunder, including any assignment to any fund or account managed by the same investment manager as Subscriber. Neither this Subscription Agreement nor any rights that may accrue to the Issuer hereunder or any of the Issuer’s obligations may be transferred or assigned other than pursuant to the Transactions.

d. All the representations and warranties made by each party hereto in this Subscription Agreement shall survive the Closing. All covenants made by each party hereto in this Subscription Agreement required to be performed after the Closing shall expire upon performance. All other agreements made by each party hereto in this Subscription Agreement shall expire at the Closing.

e. The Issuer may request from Subscriber such additional information as the Issuer may deem reasonably necessary to evaluate the eligibility of Subscriber to acquire the Acquired Shares, and Subscriber shall provide such information as may be reasonably requested, to the extent readily available and to the extent consistent with its internal policies and procedures and provided that the Issuer agrees to keep any such information provided by Subscriber confidential; provided, however, that upon recipient of such additional information, the Issuer shall be allowed to convey such information to each Placement Agent and such Placement Agent shall keep the information confidential, except as may be required by applicable law, rule, regulation or in connection with any legal proceeding or regulatory request.

f. This Subscription Agreement may not be modified, waived or terminated except by an instrument in writing, signed by the Company and the party against whom enforcement of such modification, waiver, or termination is sought.

g. This Subscription Agreement constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof.

h. Except as otherwise provided herein, this Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.

i. If any provision of this Subscription Agreement shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

j. This Subscription Agreement may be executed in two (2) or more counterparts (including by electronic means), all of which shall be considered one and the same agreement and shall become effective when signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

k. Each party shall pay all of its own expenses in connection with this Subscription Agreement and the transactions contemplated by this Subscription Agreement.

l. The Issuer shall be responsible for the fees of its transfer agent, stamp taxes and all of DTC’s fees associated with the issuance of the Acquired Shares.

m. Subscriber understands and agrees that: (i) no disclosure or offering document has been prepared by either Placement Agent or any of their respective affiliates in connection with the offer and sale of the Acquired Shares; (ii) each Placement Agent and its directors, officers, employees, representatives and controlling persons have made no independent investigation with respect to the Issuer, the Company, the Transactions or the Acquired Shares or the accuracy, completeness or adequacy of any information supplied to Subscriber by the Issuer; and (iii) in connection with the issue and purchase of the Acquired Shares, neither Placement Agent has not acted as Subscriber’s financial advisor, tax or fiduciary.

n. Any notice or communication required or permitted hereunder shall be in writing and either delivered personally, emailed or sent by overnight mail via a reputable overnight carrier, or sent by certified or registered mail, postage prepaid, and shall be deemed to be given and received (i) when so delivered personally, (ii) when sent, with no mail undeliverable or other rejection notice, if sent by email, or (iii) three (3) business days after the date of mailing to the address below or to such other address or addresses as such person may hereafter designate by notice given hereunder:

(i) if to Subscriber, to such address or addresses set forth on the signature page hereto;

(ii) if to the Issuer (prior to Closing), to:

Spartacus Acquisition Corporation
6470 East Johns Crossing, Suite 490
Duluth, GA 30097
Attention: Igor Volshteyn
E-mail: igorv@spartacus-ac.com

with a required copy to (which copy shall not constitute notice):

K&L Gates LLP
599 Lexington Avenue
New York, NY 10022
Attention: Robert S. Matlin, Esq.
E-mail: Robert.Matlin@klgates.com

(iii) if to Holdings (following the Closing), to:

c/o NextNav Holdings LLC
1775 Tysons Blvd., 5th Floor
McLean, VA 22102
Attention: Chief Financial Officer

with a required copy to (which copy shall not constitute notice):

Hogan Lovells US LLP
8350 Broad Street, 17th Floor
Tysons, VA 22102
Attention: Randy S. Segal
E-mail: randy.segal@hoganlovells.com

o. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Subscription Agreement were not performed in accordance with their specific terms or were otherwise breached and that money damages or other legal remedies would not be an adequate remedy for any such damage. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches or threatened breaches of this Subscription Agreement and to enforce specifically the terms and provisions of this Subscription Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise. The right to specific enforcement shall include the right of the parties hereto to cause the other parties hereto to cause the transactions contemplated hereby to be consummated on the terms and subject to the conditions and limitations set forth in this Subscription Agreement. The parties hereto further agree (i) to waive any requirement for the security or posting of any bond in connection with any such equitable remedy, (ii) not to assert that a remedy of specific enforcement pursuant to this Section 10(o) is unenforceable, invalid, contrary to applicable law or inequitable for any reason and (iii) to waive any defenses in any action for specific performance, including the defense that a remedy at law would be adequate. The parties acknowledge and agree that this Section 10(o) is an integral part of the transactions contemplated hereby and without that right, the parties hereto would not have entered into this Subscription Agreement.

p. This Subscription Agreement, and any claim or cause of action hereunder based upon, arising out of or related to this Subscription Agreement (whether based on law, in equity, in contract, in tort or any other theory) or the negotiation, execution, performance or enforcement of this Subscription Agreement, shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the principles of conflicts of laws thereof.

THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, THE SUPREME COURT OF THE STATE OF NEW YORK AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED IN THE STATE OF NEW YORK SOLELY IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS SUBSCRIPTION AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY, AND HEREBY WAIVE, AND AGREE NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR INTERPRETATION OR ENFORCEMENT HEREOF OR THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SAID COURTS OR THAT VENUE THEREOF MAY NOT BE APPROPRIATE OR THAT THIS SUBSCRIPTION AGREEMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS, AND THE PARTIES HERETO IRREVOCABLY AGREE THAT ALL CLAIMS WITH RESPECT TO SUCH ACTION, SUIT OR PROCEEDING SHALL BE HEARD AND DETERMINED BY SUCH A NEW YORK STATE OR FEDERAL COURT. THE PARTIES HEREBY CONSENT TO AND GRANT ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES AND OVER THE SUBJECT MATTER OF SUCH DISPUTE AND AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH SUCH ACTION, SUIT OR PROCEEDING IN THE MANNER PROVIDED IN SECTION 10(n) OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW SHALL BE VALID AND SUFFICIENT SERVICE THEREOF.

EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS SUBSCRIPTION AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, PLACEMENT AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (II) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THE FOREGOING WAIVER; (III) SUCH PARTY MAKES THE FOREGOING WAIVER VOLUNTARILY; AND (IV) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS SUBSCRIPTION AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 10(p).

q. If, any change in the Class A Shares shall occur between the date hereof and immediately prior to the Closing by reason of any reclassification, recapitalization, stock split (including reverse stock split) or combination, exchange or readjustment of shares, or any stock dividend, the number of Acquired Shares issued to Subscriber shall be appropriately adjusted to reflect such change.

r. The Issuer shall, by 9:00 a.m., New York City time, on the first (1st) business day immediately following the date of this Subscription Agreement, issue one or more press releases or file with the Commission a Current Report on Form 8-K (collectively, the “Disclosure Document”) disclosing all material terms of the transactions contemplated hereby and by the Other Subscription Agreements, the Transactions and any other material, nonpublic information that the Issuer has provided to Subscriber at any time prior to the filing of the Disclosure Document. Upon the issuance of the Disclosure Document, to the Issuer’s knowledge, Subscriber shall not be in possession of any material, non-public information received from the Issuer or any of its officers, directors or employees or agents (including the Placement Agent) and Subscriber shall no longer be subject to any confidentiality or similar obligations under any current agreement, whether written or oral with the Issuer or any of its affiliates. Notwithstanding anything in this Subscription Agreement to the contrary, the Issuer shall not publicly disclose the name of Subscriber or any of its affiliates, or include the name of Subscriber or any of its affiliates in any press release or in any filing with the Commission or any regulatory agency or trading market, without the prior written consent of Subscriber, except (i) as required by the federal securities law and (ii) to the extent such disclosure is required by law, at the request of the Staff of the Commission or regulatory agency or under the regulations of Nasdaq.

s. The obligations of Subscriber under this Subscription Agreement are several and not joint with the obligations of any Other Subscriber or any other investor under the Other Subscription Agreements, and Subscriber shall not be responsible in any way for the performance of the obligations of any Other Subscriber under this Subscription Agreement or any Other Subscriber or other investor under the Other Subscription Agreements. Nothing contained herein or in any Other Subscription Agreement, and no action taken by Subscriber or investor pursuant hereto or thereto, shall be deemed to constitute Subscriber and Other Subscribers or other investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that Subscriber and Other Subscribers or other investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Subscription Agreement and the Other Subscription Agreements. Subscriber shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Subscription Agreement, and it shall not be necessary for any Other Subscriber or investor to be joined as an additional party in any proceeding for such purpose..

11. Non-Reliance and Exculpation.

Subscriber acknowledges that it is not relying upon, and has not relied upon, any statement, representation, warranty or other information made or provided by any person, firm or corporation (including, without limitation, the Placement Agents, any of their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing), other than the statements, representations expressly contained in Section 3 of this Subscription Agreement, in making its investment or decision to invest. Subscriber acknowledges and agrees that, other than the statements, representations and warranties expressly contained in Section 3 of this Subscription Agreement, none of (i) any other investor pursuant to this Subscription Agreement or any Other Subscription Agreement (including the investor’s respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing) or (ii) the Placement Agents, their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing shall have any liability to Subscriber, or to any other investor, pursuant to, arising out of or relating to this Subscription Agreement or any Other Subscription Agreement, the negotiation hereof or thereof or its subject matter, or the transactions contemplated hereby or thereby, including, without limitation, with respect to any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Class A Shares or with respect to any claim (whether in tort, contract or otherwise) for breach of this Subscription Agreement or in respect of any written or oral representations made or alleged to be made in connection herewith, as expressly provided herein, or for any actual or alleged inaccuracies, misstatements or omissions with respect to any information or materials of any kind furnished by the Issuer, Holdings, the Placement Agents or any Non-Party Affiliate (as defined below) concerning the Issuer, Holdings, the Placement Agents, any of their respective controlled affiliates, this Subscription Agreement or the transactions contemplated hereby. For purposes of this Subscription Agreement, “Non-Party Affiliates” means each former, current or future officer, director, employee, partner, member, manager, direct or indirect equityholder or affiliate of the Issuer, Holdings, the Placement Agents or any of their respective controlled affiliates or any family member of the foregoing.

[Signature pages follow]

IN WITNESS WHEREOF, each of the Issuer, Holdings and Subscriber has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date set forth below.

ISSUER:

Spartacus Acquisition Corporation

By:
Name:
Title:

HOLDINGS:

Spartacus Acquisition Shelf Corp.

By:
Name:
Title:

Date: [●], 2021

SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT

SUBSCRIBER:

Signature of Subscriber:	Signature of Joint Subscriber, if applicable:

By:	By:
Name:	Name:
Title:	Title:
Date:

Name of Subscriber:	Name of Joint Subscriber, if applicable:

(Please print. Please indicate name and	(Please print. Please indicate name and
capacity of person signing above)	capacity of person signing above)

Name in which shares are to be registered
(if different):

If there are joint investors, please check one:

☐ Joint Tenants with Rights of Survivorship

☐ Tenants-in-Common

☐ Community Property

Subscriber’s EIN:	Joint Subscriber’s EIN:

Email Address:

Business Address:	Mailing Address (if different):

Telephone No.:	Telephone No.:

Facsimile No.:	Facsimile No.:

Aggregate Number of Acquired Shares subscribed for: ________________________

Aggregate Purchase Price: $_______________________

You must pay the Purchase Price by wire transfer of United States dollars in immediately available funds to the account specified by the Issuer in the Closing Notice.

SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT

SCHEDULE A
ELIGIBILITY REPRESENTATIONS OF SUBSCRIBER

A.	QUALIFIED INSTITUTIONAL BUYER STATUS
(Please check the applicable subparagraphs):
	1.	☐ We are a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act, a “QIB”).
	2.	☐ We are subscribing for the Acquired Shares as a fiduciary or agent for one or more investor accounts, and each owner of such account is a QIB.

***OR***

B.	ACCREDITED INVESTOR STATUS
(Please check the applicable subparagraphs):
	1.	☐ We are an “accredited investor” (within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act or an entity in which all of the equityholders are accredited investors within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act), and have marked and initialed the appropriate boxes on the following page indicating all provisions under which we qualify as an “accredited investor.”
	2.	☐ We are not a natural person.

***AND***

C.	AFFILIATE STATUS
(Please check the applicable box)
SUBSCRIBER:
☐ is:
☐ is not:
an “affiliate” (as defined in Rule 144 under the Securities Act) of the Issuer or acting on behalf of an affiliate of the Issuer.

***AND***

D.	INSTITUTIONAL ACCOUNT STATUS
(Please check the applicable box)
	☐	is:
	☐	is not:
an “Institutional Account” (as defined in FINRA 4512(c)).

This page should be completed by Subscriber
and constitutes a part of the Subscription Agreement.

SCHEDULE A-1

Rule 501(a), in relevant part, states that an “accredited investor” shall mean any person who comes within any of the below listed categories, or who the issuer reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. Subscriber has indicated, by marking and initialing the appropriate box below, the provision(s) below which apply to Subscriber and under which Subscriber accordingly qualifies as an “accredited investor.”

☐ Any bank as defined in Section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity;

☐ Any broker or dealer registered pursuant to Section 15 of the Exchange Act;

☐ Any insurance company as defined in Section 2(a)(13) of the Securities Act;

☐ Any investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of the Investment Company Act of 1940;

☐ Any Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958;

☐ Any Rural Business Investment Company as defined in section 384A of the Consolidated Farm and Rural Development Act;

☐ Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

☐ Any employee benefit plan, within the meaning of ERISA, if a bank, insurance company, or registered investment adviser makes the investment decisions, or if such plan has total assets in excess of $5,000,000;

☐ Any private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

☐ Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, partnership, or limited liability company not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000; or

☐ Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of the Securities Act.

This page should be completed by Subscriber
and constitutes a part of the Subscription Agreement.

SCHEDULE A-2